EXHIBIT 10.37
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                              CONSULTING AGREEMENT

This Agreement is made between Yorktown Management & Financial Services, L.L.C. ("Yorktown") and Gravity Management & Engineering Group, LLC (hereinafter referred to as "Consultant"). Yorktown agrees to contract for the services of the Consultant, and the Consultant agrees to provide services under the terms and conditions in this agreement.

         I.       STATEMENT OF WORK
         The Consultant shall provide consulting services on behalf of Yorktown as specified in this Program Book, "Plastic Molding Injection Line Program Book," dated 2/19/01.

         II.      PAYMENT FOR SERVICES
         In full consideration of the consulting services hereunder, Yorktown agrees to pay Consultant's invoices within 14 days, as specified on each invoice (i.e. net 14 days).

         An invoice describing services rendered and expenses incurred will be submitted to Yorktown at the end of each 2-week period in which the services are rendered.

         III.     PERIOD OF PERFORMANCE
         Consultant shall perform the work according to the attached project schedule. This period of performance shall not be extended without written authorization by Yorktown.

         IV.      NOT TO EXCEED (N-T-E) LIMIT
         Total payment for engineering services under this contract shall not exceed $550,000 unless authorized in writing by Yorktown.

         V.       Deleted.

         VI.      INDEPENDENT CONTRACTOR
         It is understood and agreed that: Consultant is an independent contractor in the performance of this Agreement, Consultant is not an agent or employee of Yorktown, and Consultant is not authorized to act on behalf of Yorktown.

         Consultant shall assume full responsibility for payment of all federal, state, and local taxes and/or special levies required under unemployment insurance, social security, income tax, and/or other laws, with respect to performance of the Consultant's obligations under the Agreement.

         VII.     RIGHT TO ACT AS CONSULTANT
         Consultant warrants to Yorktown that Consultant is not subject to any obligations, contracts, or restrictions that would prevent Consultant from entering into or carrying out the provisions of this Agreement.

         VIII.    AUTHORIZED PARTIES
         The following people are authorized to speak on Yorktown's behalf:
                  Paul Kruger
                  Warren Kruger

         IX.      TERMINATION
         Either party may terminate this agreement at any time by giving written notice of such termination to the other party. Upon receipt of such written notice by either party, no further charges will be made under this Agreement. Termination shall not affect the Consultant's obligations under articles IX and X.
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         X.       HOLD HARMLESS
         Consultant shall indemnify and hold Yorktown harmless from any and all suits, claims, actions, damages, or losses whatever, resulting from any act or omission of the consultant, its employees, agents, and subcontractors in its performance hereunder.

         XI.      CONFIDENTIALITY
         Consultant acknowledges that information about the research, design, development, marketing, and manufacture of Yorktown's products, including findings, reports, and improvements made or conceived by the Consultant under this Agreement, is confidential and of great value to Yorktown. Accordingly, Consultant agrees not to disclose any such confidential information to any person not authorized by Yorktown to receive it. Upon completion of the work, Consultant shall deliver to Yorktown all documents, drawings, specifications, and similar materials that were furnished by Yorktown to Consultant or that were prepared by Consultant in performance of services hereunder.

         XII.     PATENT LICENSING
         Yorktown authorizes Consultant to use all issued and pending patents under their name for this Program. The temporary authorization will terminate at the conclusion of this contract.

         XIII.    DISCOVERIES, INVENTIONS, AND COPYRIGHTS
         Consultant will promptly disclose to Yorktown all inventions, improvements, designs, and ideas made or conceived by Consultant in the course of Consultant's services under this Agreement. Consultant assigns to Yorktown all right and title to such inventions, copyrights, and developments, and agrees to execute any and all such documents, including patent assignments, as Yorktown deems necessary to secure to it all right, title, and interest.

         XIV.     AMENDMENTS
         This Agreement may be amended only by a written document, signed by both Yorktown and Consultant.

         XV.      ASSIGNMENT
         Consultant may not assign this Agreement or any right hereunder. Any such attempted assignment shall be void.

         XVI.     GOVERNING LAW
         The laws of the Commonwealth of Oklahoma shall govern this Agreement.

                  CONSULTANT                                YORKTOWN
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         BY  /s/ Bryan R. Kirchmer                BY  /s/ Warren F. Kruger
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         NAME  Bryan R. Kirchmer                  NAME  Warren F. Kruger
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         TITLE                                    TITLE
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         DATE                                     DATE
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